Exhibit 10.1

FIRST Amendment

to

Loan and security agreement

THIS fIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”) is entered into this 13th day of November, 2012, by and among (a) SILICON VALLEY BANK, a California corporation with a loan production office located at5 Radnor Corporate Center, 100 Matsonford Road, Suite 555, Radnor, Pennsylvania 19087 (“Bank”) and (b) (i) INSPRO TECHNOLOGIES CORPORATION, a Delaware corporation whose address is 150 N. Radnor-Chester Road, Suite B-101, Radnor, Pennsylvania 19087 (“Corp.”), (ii) INSPRO TECHNOLOGIES, LLC, a Delaware limited liability company whose address is 1510 Chester Pike, Baldwin Tower, Suite 400, Eddystone, Pennsylvania 19022 (“LLC”), and (iii) ATIAM TECHNOLOGIES L.P., a Delaware limited partnership whose address is 1510 Chester Pike, Baldwin Tower, Suite 400, Eddystone, Pennsylvania 19022 (“L.P.”) (Corp, LLC and L.P. are individually and collectively, jointly and severally, “Borrower”).

Recitals

A.           Bank and Borrower have entered into that certain Loan and Security Agreement dated as of October 3, 2012 (as the same may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”).

B.           Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C.           Borrower has requested that Bank amend the Loan Agreement to (i) waive certain covenant defaults, (ii) revise a financial covenant, and (iii) make certain other revisions to the Loan Agreement as more fully set forth herein.

D.           Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

Agreement

Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.          Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2.          Amendments to Loan Agreement.

2.1           Section 6.7 (Financial Covenant). Section 6.7 is amended in its entirety and replaced with the following:

6.7           Financial Covenant. Maintain at all times, to be reported as of the last day of each month, on a consolidated basis with respect to Borrower and its Subsidiaries, an Adjusted Quick Ratio of at least (a) 1.75 to 1.0 commencing with the month ending August 31, 2012 and as of the last day of each month thereafter, through and including the month ending October 31, 2012, and (b) 1.50 to 1.0 commencing with the month ending November 30, 2012 and as of the last day of each month thereafter.

2.2           Exhibit D (Compliance Certificate). The Compliance Certificate is amended in its entirety and replaced with the Compliance Certificate in the form of Schedule 1 attached hereto.

3.          Limitation of Amendments.

3.1           The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

3.2           This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4.          Waivers. Bank hereby waives Borrower’s (i) existing default under the Loan Agreement by virtue of Borrower’s failure to comply with the Adjusted Quick Ratio financial covenant set forth in Section 6.7 thereof as of the month ended September 30, 2012 and (ii) anticipated default under the Loan Agreement by virtue of Borrower’s anticipated failure to comply with the Adjusted Quick Ratio financial covenant set forth in Section 6.7 thereof as of the month ended October 31, 2012. Bank’s waiver of Borrower’s compliance of said affirmative covenant shall apply only to the foregoing specific periods. Borrower hereby acknowledges and agrees that except as specifically provided herein, nothing in this Section or anywhere in this Amendment shall be deemed or otherwise construed as a waiver by Bank of any of its rights and remedies pursuant to the Loan Documents, applicable law or otherwise.

5.          Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

5.1           Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date),and (b) no Event of Default has occurred and is continuing;

5.2           Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

5.3           The organizational documents of Borrower delivered to Bank on the Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

5.4           The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

5.5           The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

5.6           The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on either Borrower, except as already has been obtained or made; and

5.7           This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

6.          Ratification of Perfection Certificate. Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated as of October 3, 2012 between Borrower and Bank, and acknowledges, confirms and agrees the disclosures and information Borrower provided to Bank in said Perfection Certificate have not changed, as of the date hereof.

7.          No Defenses of Borrower. Borrower hereby acknowledges and agrees that Borrower has no offsets, defenses, claims, or counterclaims against Bank with respect to the Obligations, or otherwise, and that if Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against Bank, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and Borrower hereby RELEASES Bank from any liability thereunder.

8.          Integration. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.

9.          Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

10.         Effectiveness. This Amendment shall be deemed effective upon (a) the due execution and delivery to Bank of this Amendment by each party hereto, and (b) Borrower’s payment of Bank’s legal fees and expenses incurred in connection with this Amendment.

[Signature page follows.]

In Witness Whereof, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK	BORROWER

SILICON VALLEY BANK	INSPRO TECHNOLOGIES CORPORATION

By s/s Richard White	By /s/ Anthony R. Verdi
Name: Richard White	Name: Anthony R. Verdi
Title: Relationship Manager	Title: Chief Executive Officer, Chief Operating Officer and Chief Financial Officer

INSPRO TECHNOLOGIES, LLC

By /s/ Anthony R. Verdi
Name: Anthony R. Verdi
Title: Chief Financial Officer

ATIAM TECHNOLOGIES L.P.

By /s/ Anthony R. Verdi
Name: Anthony R. Verdi
Title: Chief Financial Officer

Schedule 1

EXHIBIT D

COMPLIANCE CERTIFICATE

TO:	SILICON VALLEY BANK	Date:

FROM:  INSPRO TECHNOLOGIES CORPORATION

INSPRO TECHNOLOGIES, LLC

ATIAM TECHNOLOGIES L.P.

The undersigned authorized officer of INSPRO TECHNOLOGIES CORPORATION, INSPRO TECHNOLOGIES, LLC and ATIAM TECHNOLOGIES L.P. (“Borrower”) certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the “Agreement”):

(1) Borrower is in complete compliance for the period ending _______________ with all required covenants except as noted below; (2) there are no Events of Default; (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date; (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.9 of the Agreement; and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank.

Attached are the required documents supporting the certification. The undersigned certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies

Monthly financial statements with Compliance Certificate	Monthly within 30 days	Yes No
Annual financial statement (CPA Audited)	FYE within 180 days	Yes No
10-Q, 10-K and 8-K	Within 5 days after filing with SEC	Yes No
Borrowing Base Certificate A/R & A/P Agings, and Deferred Revenue schedule	Monthly within 30 days	Yes No
Board approved projections	Upon request of Bank	Yes No

Financial Covenant	Required	Actual	Complies

Maintain at all times (reported monthly)
Adjusted Quick Ratio	*	_____:1.0	Yes No

*As set forth in Section 6.7 of the Loan and Security Agreement

The following financial covenant analysis and information set forth in Schedule 1 attached hereto are true and accurate as of the date of this Certificate.

The following are the exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions to note.”)

INSPRO TECHNOLOGIES CORPORATION	BANK USE ONLY

By:	Received by:
Name:		authorized signer
Title:	Date:

INSPRO TECHNOLOGIES, LLC	Verified:
authorized signer
By:	Date:
Name:
Title:	Compliance Status: Yes No

ATIAM TECHNOLOGIES L.P.

By:
Name:
Title:

Schedule 1 to Compliance Certificate

Financial Covenants of Borrower

In the event of a conflict between this Schedule and the Loan Agreement, the terms of the Loan Agreement shall govern.

Dated: ____________________

I.           Adjusted Quick Ratio (Section 6.7)

Required:	1.75:1.00 commencing with the month ending August 31, 2012 and as of the last day of each month thereafter, through and including the month ending October 31, 2012; and

1.50 to 1.0 commencing with the month ending November 30, 2012 and as of the last day of each month thereafter.

Actual:	____ : 1.00

A.	Aggregate value of Borrower’s consolidated unrestricted cash maintained with Bank, plus for a period of ninety (90) days after the Effective Date Borrower’s consolidated, unrestricted cash maintained at PNC Bank	$

B.	Aggregate value of Borrower’s consolidated net billed accounts receivable, determined according to GAAP	$

C.	Quick Assets (the sum of lines A and B)	$

D.	Aggregate value of obligations to Bank	$

E.	Aggregate value of liabilities that should, under GAAP, be classified as liabilities on Borrower’s consolidated balance sheet, including all Indebtedness but excluding all Subordinated Debt, and not otherwise reflected in line D above, that mature within one (1) year	$

F.	Current Liabilities (the sum of lines D and E)	$

G.	Aggregate value of current portion of all amounts received or invoiced by Borrower in advance of performance under contracts and not yet recognized as revenue

H.	Line F minus G

I.	Quick Ratio (line C divided by line H)

Is line I equal to or greater than:

1.75:1.00 commencing with the month ending August 31, 2012 and as of the last day of each month thereafter, through and including the month ending October 31, 2012; and

1.50 to 1.0 commencing with the month ending November 30, 2012 and as of the last day of each month thereafter?

_____ No, not in compliance	_____ Yes, in compliance